EXHIBIT 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the report of Integrated Pharmaceuticals, Inc. (the “Company”), on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), we, Chinmay Chatterjee, Chief Executive Officer of the Company, and Nilu Chatterjee, Treasurer of the Company, certify, pursuant to Sect. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sect. 1350), that to our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Chinmay Chatterjee
Chinmay Chatterjee, Chief Executive Officer

/s/ Nilu Chatterjee
Nilu Chatterjee, Treasurer and principal financial officer

Dated: March 30, 2007